HERSHA HOSPITALITY ANNOUNCES FOURTH QUARTER AND YEAR END 2005 EARNINGS

************ 2005 Highlights ************
-Acquires Interests in 20 Hotels Totaling 2,721 Rooms-
-Owned Hotels RevPAR Increases 16% for the Full Year 2005-
-Owned Hotel EBITDA Margin Improves By 310 Basis Points for the Full Year 2005-

PHILADELPHIA, PA--(Business Wire)—March 2, 2006--Hersha Hospitality Trust (AMEX: HT), a real estate investment trust (REIT) that owns interests in 55 nationally franchised, upscale and midscale hotels, today announced earnings for the fourth quarter and year ended December 31, 2005.

Consolidated adjusted funds from operations (Adjusted FFO) for the year ended December 31, 2005 was $0.72 per diluted share, an increase of 22.0% over the full year 2004. Net income applicable to common shareholders was $1.4 million, or $0.07 per diluted share in 2005, compared to $2.0 million, or $0.11 per diluted share in 2004. The decrease in net income is primarily attributable to the payment of preferred distributions on the Company’s $60 million Cumulative Series A Preferred Shares that were issued in July 2005.

Mr. Jay H. Shah, Chief Executive Officer, commented, “The robust level of acquisition activity of premium branded hotels throughout 2005 enabled the Company to significantly increase our critical mass and improve our mix in desirable high barrier-to-entry markets in the Northeast corridor. This, coupled with our aggressive asset management program, allowed the Company to produce strong EBITDA growth and margin expansion.”

Consolidated Adjusted FFO for the fourth quarter 2005 increased to $0.12 per diluted share from $0.07 per diluted in the same quarter of 2004. Net loss applicable to common shareholders was ($3.2) million, or ($0.15) per diluted share compared to a net loss of ($0.8) million, or ($0.04) per diluted share in fourth quarter 2004. The increased net loss on a year-over-year basis is primarily due to the effects of the Company’s preferred stock issued in July 2005 and increased depreciation expense from growth in the Company’s portfolio of consolidated hotels.

Mr. Shah continued, “During the quarter, our group of owned and consolidated hotels achieved Revenue Per Available Room (RevPAR) growth of 18.0%, of which 63% was due to increased Average Daily Rate (ADR). Our portfolio has positioned the Company for significant FFO growth in 2006, given that two of the hotels we purchased were built in 2005 and our acquisition of interests in eight hotels with 1,402 rooms subsequent to the close of the year.”

Financial Highlights for the Fourth Quarter 2005

Consolidated hotel revenues, including revenues of hotels held for sale, increased 69.5% to $28.3 million for the fourth quarter 2005 from $16.7 million in fourth quarter 2004 driven primarily by growth in room revenues and acquisitions of hotels. RevPAR for the Company’s consolidated hotels (34 hotels) increased 18.0% on a year-over-year basis to $72.37 driven by an 11.4% increase in ADR to $107.68 and a 6.0% improvement in occupancy to 67.2%. Gross operating profit margins increased from 35.2% to 40.4% from the year ago quarter. Total EBITDA for consolidated hotels increased 91.3% to $8.4 million for the fourth quarter 2005. EBITDA margins for the quarter increased 340 basis points to 29.6% for consolidated hotels.

On a same-store basis (30 hotels), RevPAR for the fourth quarter 2005 increased 9.2% on a year-over-year basis to $67.43 driven by a 3.6% increase in ADR to $99.94 and a 5.3% improvement in occupancy to 67.5%. Same-store EBITDA increased 6.6% to $5.1 million due to the increase in revenue, offset somewhat by higher utility costs, repairs and maintenance and necessary spending to upgrade amenities.

Other Fourth Quarter 2005 Highlights

➢
In October, Hersha closed on its 44% joint-venture investment with an 8.5% participating preferred return in the 392-room Hilton - Hartford, CT and a 50% interest with a 10.0% participating preferred equity return in the 118-room Holiday Inn Express - South Boston, MA.

➢
In November, the Company purchased a 75% interest with a 12.0% participating preferred equity return in the 108-room Residence Inn - Williamsburg, VA and a 75% interest with a stepped up participating preferred equity return in the 120-room SpringHill Suites - Williamsburg, VA.

Full Year 2005 Financial Highlights

Consolidated total hotel revenues, including assets held for sale, increased 46.4% to $84.9 million for the full year end December 31, 2005 driven primarily by growth in room revenues and hotel acquisitions. RevPAR for consolidated hotels (34 hotels), increased 16.2% on a year-over-year basis to $69.81 driven by an 8.5% increase in ADR to $99.00 and a 7.0% improvement in occupancy to 70.5%. Gross operating profit margins increased from 38.5% to 41.4% from the full year 2004. EBITDA for consolidated hotels increased 62.0% to $27.7 million for the full year ended December 31, 2005 as compared to the full year 2004. The increase in EBITDA was primarily due to acquisitions and rate-led revenue growth offset somewhat by increased utility costs and increased spending on amenities. EBITDA margins for the full year increased 310 basis points to 32.6% for our consolidated hotels.

On a same-store basis (20 hotels) RevPAR for the full year ended December 31, 2005 increased 11.5% on a year-over-year basis to $68.31 driven by a 3.7% increase in ADR to $97.16 and a 7.5% improvement in occupancy to 70.3%. Same-store EBITDA for the full year 2005 increased 14.7% from the year ago period to $17.5 million due to the increase in revenue and improved profit margins.

Balance Sheet

At December 31, 2005, Hersha Hospitality Trust had approximately $256 million of long-term debt outstanding, which included approximately $51.5 million of Trust Preferred Securities. The weighted average interest rate on the Company's fixed rate debt was approximately 6.50%. The weighted average life of the Company’s debt was 10.5 years. Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to approximately 90% of total debt. At December 31, 2005, the Company’s outstanding common shares and partnership units were a combined 23.2 million.

Mr. Shah concluded, “Our joint-venture strategy compliments our fully controlled core hotel portfolio by providing the Company with the ability to expand our presence in key markets and minimize the execution risk. Furthermore, this strategy gives us a proprietary pipeline of new acquisitions that historically have attractive return characteristics in the form of cash preferred returns ranging from 8.5%-to12.0% and the participation of any potential performance upside. Our ability to finance all of our transactions with attractively priced long-term fixed rate mortgages has enabled the Company to increase our net asset value.”

Dividend

For the fourth quarter 2005, Hersha Hospitality Trust declared cash dividends of $0.18 per common share and $0.50 per preferred share. The Company’s common dividend represents the 28thconsecutive quarterly dividend since the Company’s 1999 initial public offering. The Common dividend represents a yield of approximately 7.6% based upon the closing price of Hersha Hospitality Trust stock on March 1, 2006.

Subsequent 2006 Events

➢
In January, the Company closed the acquisition of the 118-room Courtyard - Langhorne, PA, the 103-room Fairfield Inn & Suites - Bethlehem, PA and the 118-room Fairfield Inn & Suites - Mt. Laurel, NJ for total consideration of $40.5 million.

➢	In January, Hersha Hospitality Trust received $19.5 million in development loan repayments.

➢	In February, the Company completed the purchase of the 120-room Courtyard - Scranton, PA, the 96-room Residence Inn - Tyson's Corner, VA and the 188-room Hilton Garden Inn - JFK Airport, NY.

➢
In February, Hersha Hospitality Trust also finalized two joint-venture agreements. The first was for a 15% interest with an 8.5% participating preferred equity return in the 409-room Marriott - Hartford Downtown, CT. The second was for an 80% interest with a 9.0% participating preferred equity return in the 250-room Hampton Inn - Philadelphia, PA.

➢	In February, Hersha Hospitality Trust also reduced its equity interest in the 392-room Hilton Hartford, CT from 44% to 8.8% with an 8.5% participating preferred equity return.

Outlook for 2006

Assuming a continued strong economy in the Northeast U.S. corridor and limited supply growth, the Company anticipates that its current portfolio, including the acquisitions completed to date, will lead to another year of growth in funds from operations.

Net income available to common shareholders for the full year ended December 31, 2006 is forecasted to be in the range of a net loss of ($0.2) million to net income of $0.8 million, or ($0.01) to $0.01 per weighted average diluted share outstanding. The Company expects Adjusted FFO to be in the range of $0.98 to $1.02 per diluted share for the full year ended December 31, 2006.

The foregoing guidance assumes RevPAR growth of 6% to 8% across the Company’s consolidated portfolio.

Fourth Quarter and Year End 2005 Earnings Call

The Company will host a conference call to discuss its fourth quarter and year end 2005 financial results, today, March 2, 2006 at 5:00 PM Eastern time. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The conference call can be accessed by dialing (877) 502-9276 or for international participants (913) 981- 5581. A replay of the call will be available from 8:00 PM Eastern time on March 2, 2006, through Midnight on March 9, 2006. The replay can be accessed by dialing (888) 203-1112 or for international participants (719) 457-0820 and entering passcode 6275481.

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)
	Three Months Ended		Twelve Months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Revenue:
Percentage Lease Revenues - HHMLP	$-	$-	$-	$1,192
Hotel Operating Revenues	22,021	12,960	80,899	47,339
Total Revenue	22,021	12,960	80,899	48,531

Expenses:
Hotel Operating Expenses	13,968	9,510	49,798	30,335
Land Leases	108	188	433	504
Real Estate and Personal Property Taxes and Property Insurance	1,380	779	4,346	3,104
General and Administrative	1,665	1,350	4,894	3,190
Unrecognized (Gain) on Derivatives	(2)	(57)	(13)	62
Depreciation and Amortization	3,306	2,078	10,635	6,930
Total Operating Expenses	20,425	13,848	70,093	44,125

Operating Income (Loss)	1,596	(888)	10,806	4,406

Interest Income	102	106	359	241
Interest Income - Secured Loans Related Party	972	530	4,046	1,498
Interest Income - Secured Loans	137	364	137	693
Other Revenue	243	2	543	176
Interest Expense - Actual	4,710	1,797	14,016	6,167
(Loss) Income before income from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	(1,660)	(1,683)	1,875	847

(Loss) Income from Unconsolidated Joint Venture Investments	(490)	74	360	481

(Loss) Income before Distribution to Preferred Unitholders, Minority Interests and Discontinued Operations	(2,150)	(1,609)	2,235	1,328

Distributions to Preferred Unitholders	-	-	-	499
(Loss) Income Allocated to Minority Interest in Continuing Operations	(404)	(304)	75	105
(Loss) Income from Continuing Operations	(1,746)	(1,305)	2,160	724

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	-	-	1,161	-
(Loss) Income from Discontinued Operations	(215)	518	(47)	1,325

Net Income	(1,961)	(787)	3,274	2,049
Preferred Distributions	1,200	-	1,920	-

Net (Loss) Income applicable to Common Shareholders	$(3,161)	$(787)	$1,354	$2,049

Earnings Per Share from Continuing Operations
Basic Earnings Per Share	$(0.14)	$(0.06)	$0.01	$0.03
Diluted Earnings Per Share	$(0.14)	$(0.06)	$0.01	$0.03

Discontinued Operations per Share
Basic Earnings Per Share	$(0.01)	$0.03	$0.05	$0.08
Diluted Earnings Per Share	$(0.01)	$0.02	$0.05	$0.07

Earnings Per Share to Common Shareholders
Basic Earnings Per Share	$(0.15)	$(0.03)	$0.07	$0.11
Diluted Earnings Per Share	$(0.15)	$(0.04)	$0.07	$0.11

Basic Weighted Average Shares Outstanding	20,296,009	20,289,983	20,293,554	16,391,805

Fully Diluted Weighted Average Shares Outstanding	23,207,939	23,132,420	23,177,239	19,401,636

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds From Operations (“FFO”) as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO as defined by NAREIT is net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Hersha also presents Adjusted Funds from Operations (Adjusted FFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•
adding back income allocated to units of partnership interest in our operating partnership, because the company reports Adjusted FFO to common shareholders on a fully diluted basis assuming conversion of those units to common shares;

•	adding back income allocated to minority interest (units of partnership interest in HT’s operating partnership) related to discontinued operations;
•	adding back depreciation related to discontinued operations;
•	adding back distributions to holders of preferred units of partnership interest in the company’s operating partnership, which are expensed for GAAP purposes on its income statement;
•	adding back our non-cumulative liquidation preference from the Mystic Partners joint venture based upon our contributed capital; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO or Adjusted FFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. Hersha considers FFO and Adjusted FFO to be meaningful, additional measures of operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as a performance measure. Hersha also believes that the additional adjustments made to arrive at Adjusted FFO help to provide a meaningful view of its underlying operations. Comparison of the company’s presentation of FFO and Adjusted FFO to similarly titled measures for other REITs is not necessarily meaningful due to the differences in the calculations used internally and by other REITs.

The following table reconciles FFO and Adjusted FFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)
	Three Months Ending		Twelve Months Ending
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Net (Loss) Income applicable to common shares	$(3,161)	$(787)	$1,354	$2,049
Less:
Gain on sale of assets	-	-	(1,161)	-
Loss (Income) from Unconsolidated Joint Ventures	490	(74)	(360)	(481)
Add:
Depreciation and amortization	3,306	2,078	10,635	6,930
Funds from Consolidated Hotel Operations	635	1,217	10,468	8,498

(Loss) Income from Unconsolidated Joint Ventures	(490)	74	360	481
Add:
Depreciation and amortization of stepped up and outside basis	492	-	651	-
Depreciation and amortization	127	278	1,985	835
Funds from Unconsolidated Joint Ventures Operations	129	352	2,996	1,316

Funds from Operations	764	1,569	13,464	9,814

Add:
Loss (Income) allocated to minority interest in common units	(404)	(304)	75	105
Income (Loss) allocated to minority interest for discontinued operations	(30)	76	(7)	243
Depreciation from discontinued operations	40	121	155	595
Distributions to preferred unitholders	-	-	-	499
Mystic Partners, LLC preferred return upon assumed liquidation at 12/31/2005	2,158	-	2,158	-
Amortization of deferred financing costs	209	85	592	216
Amortization of ground lease expense	58	-	232	-

Adjusted Funds from Operations	$2,795	$1,547	$16,669	$11,472

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,207,939	23,132,420	23,177,239	19,401,636
Adjusted FFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.12	$0.07	$0.72	$0.59

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) - 2006 FORECAST RECONCILIATION
(in thousands, except shares and per share data)
	Low	High
	Twelve Months Ending
	12/31/2006	12/31/2006

Net Income (Loss) applicable to common shares	$(200)	$800
Less:
Loss (Income) from Unconsolidated Joint Ventures	(2,614)	(2,914)
Add:
Depreciation and amortization	17,500	17,500
Funds from Consolidated Hotel Operations	14,686	15,386

Income from Unconsolidated Joint Ventures	2,614	2,914
Add:
Depreciation and amortization	5,069	5,069
Funds from Unconsolidated Joint Ventures Operations	7,683	7,983

Funds from Operations	22,369	23,369

Add:
Income allocated to minority interest in common units	(34)	136
Amortization of deferred financing costs	800	800
Amortization of ground lease expense	232	232

Adjusted Funds from Operations	$23,367	$24,537

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,950,000	23,950,000
Adjusted FFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.98	$1.02

EBITDA and GAAP Reconciliation

Earnings Before Interest Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Management believes EBITDA to be a meaningful measure of a REIT's performance and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and Adjusted FFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDA
(in thousands, except shares and per share data)
	Three Months Ending		Twelve Months Ending
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Net (Loss) Income applicable to common shares	$(3,161)	$(787)	$1,354	$2,049
Less: Interest income	(102)	(106)	(359)	(241)
Loss (Income) from Unconsolidated Joint Ventures	490	(74)	(360)	(481)
Add:
Interest expense	4,710	1,797	14,016	6,167
Distributions to Series A Preferred Shareholders	1,200	-	1,920	-
(Loss) Income allocated to minority interest in common units	(404)	(304)	75	105
Income (Income) allocated to minority interest for discontinued ope	(30)	76	(7)	243
Depreciation and amortization from continuing operations	3,306	2,078	10,635	6,930
Depreciation from discontinued operations	40	121	155	595
Distributions to preferred unitholders	-	-	-	499
Amortization of ground lease expense	58	-	232	-

EBITDA from Consolidated Operations	$6,107	$2,801	$27,661	$15,866

Supplemental Schedules

The company has included supplemental schedules as an addendum to this press release in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust that owns interests in 55 midscale, upscale and upper upscale hotel properties with 6,915 rooms located in high barrier to entry markets primarily from Metro Boston, Massachusetts to Metro Washington, DC with strong, national franchise affiliations. The Company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets. More information on the Company is available on the Company’s web site at www.hersha.com.

Forward-Looking Statement:

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.

Contact:

Investors
Ashish Parikh
Chief Financial Officer
215-238-1046

HERSHA HOSPITALITY TRUST
KEY PERFORMANCE INDICATORS
December 31, 2005
(Unaudited)

CONSOLIDATED HOTELS:
(Recorded from date of acquisition or investment)
	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% Variance	2005	2004	% Variance

Rooms Available	354,247	237,732		1,103,744	857,592
Rooms Occupied	238,066	150,777		778,309	564,932
Occupancy	67.20%	63.42%	6.0%	70.52%	65.87%	7.0%
Average Daily Rate (ADR)	$107.68	$96.69	11.4%	$99.00	$91.23	8.5%
Revenue Per Available Room (RevPAR)	$72.37	$61.32	18.0%	$69.81	$60.10	16.2%

Room Revenues	$25,636,085	$14,577,958		$77,056,376	$51,538,676
Food & Beverage Revenues	$1,973,888	$1,756,818		$5,854,245	$5,182,252
Total Revenues	$28,267,942	$16,683,488		$84,910,703	$58,038,061
EBITDA	$8,377,017	$4,379,131		$27,709,126	$17,113,457
EBITDA Margin	29.6%	26.2%		32.6%	29.5%
EBITDA Margin Growth	3.4%			3.1%

SAMESTORE HOTELS:
(Owned for the entire reporting period)
	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% Variance	2005	2004	% Variance

Rooms Available	254,944	255,488		715,729	721,382
Rooms Occupied	172,015	163,628		503,246	471,847
Occupancy	67.47%	64.05%	5.3%	70.31%	65.41%	7.5%
Average Daily Rate (ADR)	$99.94	$96.43	3.6%	$97.16	$93.71	3.7%
Revenue Per Available Room (RevPAR)	$67.43	$61.76	9.2%	$68.31	$61.29	11.5%

Room Revenues	$17,191,870	$15,778,322		$48,893,496	$44,215,770
Food & Beverage Revenues	$1,796,535	$1,756,818		$3,881,819	$3,663,772
Total Revenues	$19,389,732	$17,926,161		$53,851,040	$48,944,004
EBITDA	$5,090,729	$4,775,002		$17,471,439	$15,231,926
EBITDA Margin	26.3%	26.6%		32.4%	31.1%
EBITDA Margin Growth	-0.4%			1.3%

ALL HOTELS INCLUDING JOINT VENTURE ASSETS:
(Recorded from date of acquisition or investment)
	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% Variance	2005	2004	% Variance

Rooms Available	490,666	255,488		1,457,885	984,956
Rooms Occupied	327,419	163,628		1,039,771	661,384
Occupancy	66.73%	64.05%	4.2%	71.32%	67.15%	6.2%
Average Daily Rate (ADR)	$109.23	$96.43	13.3%	$106.18	$97.48	8.9%
Revenue Per Available Room (RevPAR)	$72.89	$61.76	18.0%	$75.73	$65.45	15.7%

Room Revenues	$35,765,566	$15,778,322		$110,402,840	$64,468,707
Food & Beverage Revenues	$5,607,721	$1,756,818		$12,228,708	$6,059,456
Total Revenues	$43,503,289	$17,926,161		$127,195,075	$72,115,617
EBITDA	$10,551,446	$4,775,002		$39,892,148	$22,625,916
EBITDA Margin	24.3%	26.6%		31.4%	31.4%
EBITDA Margin Growth	-2.4%			0.0%

Hersha Hospitality Trust
Total Portfolio
December 31, 2005
(Dollars in thousands)

		Name	Rooms	Year Opened/Complete Renovation	Acquisition Date	Debt Balance as of 12/31/05	Ownership %	Hersha Preferred Equity Return
	Marriott
1.	1	Mystic, CT	285	2001	8/9/2005	$34,195	66.7%	8.5%
	Hilton
2.		Hartford, CT (a.)	392	2005	10/6/2005	$22,000	44.0%	8.5%
	Courtyard
3.		Brookline/Boston, MA	188	2003	6/16/2005	$38,913	100.0%
4.		Norwich, CT	144	1997	8/9/2005	$9,400	66.7%	8.5%
5.		South Boston, MA	164	2005	7/1/2005	$16,200	50.0%	10.0%
6.		Wilmington, DE	78	1999	6/17/2005	$8,000	100.0%
7.		Warwick, RI	92	2003	8/9/2005	$9,450	66.7%	8.5%
8.		Ewing/Princeton, NJ	130	2004	7/1/2004	$13,500	50.0%	11.0%
	Hampton Inn
9.		Chelsea/Manhattan, NY	144	2003	8/29/2003	$15,720	33.3%
10.		Linden, NJ	149	2003	10/1/2003	$9,974	100.0%
11.		Newnan, GA	91	1996	4/20/2000	$2,933	100.0%
12.		Peachtree City, GA	61	1994	4/20/2000	$1,949	100.0%
13.		Hershey, PA	110	1999	1/1/2000	$3,528	100.0%
14.		Carlisle,PA	95	1997	1/26/1999	$3,713	100.0%
15.		Danville, PA	72	1998	9/1/1999	$2,350	100.0%
16.		Selinsgrove, PA	75	1996	1/26/1999	$3,102	100.0%
17.		Herald Square, Manhattan, NY	136	2005	4/1/2005	$22,000	100.0%
	Residence Inn
18.		Danbury, CT	78	1999	8/9/2005	$8,050	66.7%	8.5%
19.		Framingham, MA	125	2000	3/26/2004	$9,382	100.0%
20.		Greenbelt, MD	120	2002	7/16/2004	$12,769	100.0%
21.		Mystic, CT	133	1996	9/15/2005	$7,974	66.7%	8.5%
22.		Southington, CT	94	2002	8/9/2005	$10,950	44.7%	8.5%
23.		Williamsburg, VA	108	2002	11/22/2005	$8,491	75.0%	12.0%
	Holiday Inn Express
24.		Duluth, GA	68	1996	5/19/2000	$2,529	100.0%
25.		Hartford, CT	96	2004	1/14/2004	NA	100.0%
26.		Hershey, PA	85	1997	1/26/1999	$4,418	100.0%
27.		New Columbia, PA	81	1997	1/26/1999	$1,692	100.0%
28.		Malvern, PA	88	2004	5/24/2005	$5,740	100.0%
29.		Oxford Valley, PA	88	2004	5/26/2005	$5,460	100.0%
30.		South Boston, MA	118	1998	10/7/2005	$6,382	50.0%	10.0%
	Hilton Garden Inn
31.		Edison, NJ	132	2003	10/1/2003	$7,979	100.0%
32.		Glastonbury, CT	150	2003	11/13/2003	$9,409	40.0%	11.0%
33.		Gettysburg, PA	88	2004	7/23/2004	$5,339	100.0%
	Springhill Suites
34.		Waterford, CT	80	1998	8/9/2005	$6,335	66.7%	8.5%
35.		Williamsburg, VA	120	2002	11/22/2005	$5,781	75.0%	(b.)
	Holiday Inn Express & Suites
36.		Harrisburg, PA	77	1997	9/1/1999	NA	100.0%
37.		King of Prussia, PA	155	2004	5/23/2005	$11,270	100.0%
	Four Points - Sheraton
38.		Revere/Boston, MA	180	2001	3/11/2004	$8,654	55.0%	12.0%
	Mainstay
39.		Valley Forge, PA	69	2000	6/1/2001	NA	100.0%
40.		Frederick, MD	72	2001	1/1/2002	$3,471	100.0%
	Holiday Inn (HICC)
41.		Harrisburg, PA	196	1970	1/26/1999	$3,196	100.0%
	Comfort Inn
42.		Harrisburg, PA	81	1998	1/26/1999	$2,256	100.0%
43.		Frederick, MD	73	2004	5/27/2004	$2,900	100.0%
	Fairfield Inn
44.		Laurel, MD	109	1999	1/31/2005	NA	100.0%
	Independent
45.		Wilmington, DE	71	1999	6/17/2005	$3,760	100.0%
	Comfort Suites
46.		Duluth, GA	85	1996	5/19/2000	$3,050	100.0%
	Sleep Inn
47.		Valley Forge, PA	87	2000	6/1/2001	NA	100.0%
	TOTAL		5,513

	(a.) - Equity Ownership adjusted to 8.8% as of February 8, 2006
	(b.) - Preferred Return tier of 8% and 10% during years 1 and 2, respectively, and then a 12% preferred return thereafter

Hersha Hospitality Trust
Mortgages and Notes Payable
December 31, 2005

Owned Properties	'12/31/05 Fixed Rate Balance	Capped or Fixed Rate	'12/31/05 Floating Rate Balance	Floating Rate	Maturity
Four Points Sheraton - Revere, MA (SBA Loan)	$568,020	4.00%			01/2032
Courtyard - Brookline, MA	$38,913,000	5.35%			07/2015
Hampton Inn - Linden, NJ	$9,974,142	6.25%			10/2008
Hilton Garden Inn - Edison, NJ	$7,979,314	6.25%			10/2008
Residence Inn - Greenbelt, MD	$12,769,366	6.25%			10/2014
Residence Inn - Williamsburg, VA	$8,490,829	6.32%			01/2013
Springhill Suites - Williamsburg, VA	$5,781,147	6.32%			01/2013
Residence Inn - Framingham, MA	$9,382,164	6.38%			07/2019
Four Points Sheraton - Revere, MA	$8,086,140	6.50%			07/2009
Hilton Garden Inn - Gettysburg, PA	$5,338,582	6.62%			09/2009
Holiday Inn Express & Suites - King of Prussia, PA	$11,270,000	7.13%			07/2008
Holiday Inn Express - Malvern, PA	$5,740,000	7.13%			07/2008
Holiday Inn Express - Langhorne, PA	$5,460,000	7.13%			07/2008
Courtyard - Wilmington, DE	$8,000,000	7.13%			07/2008
Independent Hotel - Wilmington, DE	$3,760,000	7.13%			07/2008
Mainstay Suites and Comfort Inn - Frederick, MD	$6,371,392	7.75%			12/2012
Hampton Inn - Newnan, GA	$2,933,039	8.70%			08/2007
Comfort Suites - Duluth, GA	$3,049,729	8.71%			06/2010
Holiday Inn Express - Duluth, GA	$2,529,044	8.71%			06/2010
Hampton Inn - Carlisle, PA	$3,712,575	8.94%			04/2010
Hampton Inn - Selinsgrove, PA	$3,101,645	8.94%			04/2010
Holiday Inn Express - Hershey, PA	$4,417,494	8.94%			04/2010
Hampton Inn - Danville, PA	$2,349,731	8.94%			04/2010
HICC - New Cumberland, PA	$3,195,634	8.94%			04/2010
Comfort Inn - West Hanover, PA	$2,255,742	8.94%			04/2010
Holiday Inn Express - New Columbia, PA	$1,691,806	8.94%			04/2010
Hampton Inn - Peachtree City, GA	$1,948,996	9.43%			05/2017
Hampton Inn - Herald Square, NY			$22,000,000	30 Day LIBOR + 3.65%	03/2009
Hampton Inn - Hershey, PA			$3,528,333	30 Day LIBOR + 2.75%	06/2014
Trust Preferred Tranche I	$25,774,000	7.34%			05/2035
Trust Preferred Tranche II	$25,774,000	7.17%			06/2035
Sub-Total	$230,617,531		$25,528,333
Total Consolidated Debt	$256,145,864

Unconsolidated Joint Ventures
Courtyard - Ewing, NJ	$13,500,000	5.54%			08/2012
Courtyard - Norwich, CT	$9,400,000	5.63%			08/2015
Springhill Suites - Waterford, CT	$6,335,000	5.63%			08/2015
Residence Inn - Southington, CT	$10,950,000	5.63%			08/2015
Residence Inn - Danbury, CT	$8,050,000	5.63%			08/2015
Courtyard - Warwick, RI	$9,450,000	5.63%			08/2015
HIEXP - South Boston	$6,381,819	6.75%			01/2015
Residence Inn - Mystic, CT	$7,973,917	6.89%			02/2014
Marriott - Mystic, CT	$25,194,901	6.98%			11/2010
Marriott - Mystic, CT (Mezzanine Loan)	$9,000,000	8.55%			11/2010
Hampton Inn - Chelsea, NY			$15,720,000	30 Day LIBOR + 3.50%	02/2007
Courtyard - South Boston, MA			$16,200,000	30 Day LIBOR + 2.25%	10/2009
Hilton Garden Inn - Glastonbury, CT			$9,408,549	30 Day LIBOR + 3.35%	11/2013
Hilton - Hartford, CT			$22,000,000	30 Day LIBOR + 2.75%	11/2009
Sub-Total	$106,235,637		$63,328,549
Total Unconsolidated Joint Venture Debt	$169,564,186

Hersha Hospitality Trust
2005 Acquisition Activity
December 31, 2005
(Dollars in thousands)

Name	Rooms	Year Opened/Complete Renovation	Acquisition Date	Total Purchase Price	Ownership %	Hersha Preferred Equity Return
Marriott
Mystic, CT	285	2001	08/09/2005	$54,500	66.7%	8.50%
Courtyard
Brookline/Boston, MA	188	2003	06/16/2005	$54,500	100.0%
Norwich, CT	144	1997	08/09/2005	$12,600	66.7%	8.50%
South Boston, MA	164	2005	07/01/2005	$23,350	50.0%	10.00%
Wilmington, DE	78	1999	06/17/2005	$11,300	100.0%
Warwick, RI	92	2003	08/09/2005	$9,300	66.7%	8.50%
Hampton Inn
Herald Square, Manhattan, NY	136	2005	04/01/2005	$31,300	100.0%
Residence Inn
Williamsburg, VA	120	2002	11/22/2005	$16,000	75.0%	12.00%
Danbury, CT	78	1999	08/09/2005	$9,700	66.7%	8.50%
Mystic, CT	133	1996	09/15/2005	$17,800	66.7%	8.50%
Southington, CT	94	2002	08/09/2005	$14,100	66.7%	8.50%
Holiday Inn Express
Malvern, PA	88	2004	05/24/2005	$8,200	100.0%
Oxford Valley, PA	88	2004	05/26/2005	$7,800	100.0%
South Boston, MA	118	1998	10/07/2005	$11,250	50.0%	10.00%
Hilton
Hartford Downtown (a.)	392	2005	10/06/05	$35,175	44.0%	8.50%
Springhill Suites
Springhill Suites - Williamsburg, VA	108	2002	11/22/2005	$14,500	75.0%	(b.)
Waterford, CT	80	1998	08/09/2005	$8,000	66.7%	8.50%
Holiday Inn Express & Suites
King of Prussia, PA	155	2004	05/23/2005	$16,100	100.0%
Fairfield Inn
Laurel, MD	109	1999	01/31/2005	$7,250	100.0%
Independent
Wilmington, DE	71	1999	06/17/2005	$5,500	100.0%
SUBTOTAL	2,721			$368,225

(a.) - Equity Ownership adjusted to 8.8% as of February 8, 2006
(b.) - Preferred Return tier of 8% and 10% during years 1 and 2, respectively, and then a 12% preferred return thereafter

Hersha Hospitality Trust
2005 Disposition Activity
December 31, 2005
(Dollars in thousands)

Name	Rooms	Disposition Date	Disposition Price	Ownership %
Doubletree Club
JFK International Airport, NY	110	05/13/2005	$11,500	100.0%
Holiday Inn Express
Long Island City, NY	79	05/13/2005	$9,000	100.0%
SUBTOTAL	189		$20,500

Hersha Hospitality Trust
Development Loans Receivable
December 31, 2005

Hotel Property	Borrower	Principal Outstanding December 31, 2005	Interest Rate	Maturity Date
Hilton Garden Inn - JFK Airport, New York	Metro Ten Hotels, LLC	$850,000	10.0%	(1)
Boutique Hotel - 35th Street, New York	44 Fifth Avenue, LLC	$9,100,000	9.0%	(1)
Boutique Hotel - Tribeca, New York	5444 Associates, LP	$9,500,000	10.0%	(1)
Hampton Inn - Seaport, New York	HPS Seaport, LLC and BCM, LLC	$13,000,000	10.0%	March 31, 2006
		$32,450,000

(1) - Development loan has been paid off in full as of January 2006.